November 12, 2003

STRICTLY PRIVATE & CONFIDENTIAL

ActiveCore Technologies Inc.
2275 Lakeshore Blvd. West
Suite 401
Toronto, Ontario
M8V 3Y3

Attention:    Brian J. MacDonald
              Chairman and Chief Executive Officer

Dear Brian:

Panfin Equity Corp. ("Panfin" or the "Agent") would be pleased to act as agent on a "best efforts" basis, on behalf of ActiveCore Technologies Inc. (the "Company") in a proposed offering of the Company's common shares (the "Common Shares").

The sale will be by way of a private placement offering to purchasers (the "Purchasers") pursuant to exemptions from the prospectus and registration requirements of applicable securities laws of Canada, and other jurisdictions outside of North America upon the terms contemplated herein (the "Offering"). The purpose of this Agreement (as defined herein) is to set out our mutual understanding of the terms of our engagement by the Company.

1. The terms of our agreement will be governed by this letter agreement (the "Agreement") unless otherwise replaced at the Agent's election by a formal agency agreement (the "Agency Agreement") to be entered into by the Company and the Agent. The Agency Agreement will be negotiated in good faith between the Company and the Agent and shall contain the usual representations and warranties to be given by the Company and the Agent, covenants to provide the usual form of legal opinions, as well as the usual termination events, indemnities, contribution provisions, "market out" provisions, "material change out" provisions, "disaster out" provisions and other relevant terms as are mutually agreed to by the Company and the Agent. The parties agree that the Agent may not exercise the "market out" provisions and "disaster out" provisions after the Offering Closing Date (as defined herein), however the Agent shall be entitled to exercise the "material adverse change" provisions at any time prior to the Escrow Release Date. Unless otherwise agreed to by the Company and the Agent, the Offering will be a private placement of the Common Shares by way of a term sheet attached as Schedule "B" hereto. The time frame of the Offering will be established through negotiation in the context of the Agent's assessment of the market with closing scheduled for November 28, 2003, or such date as mutually agreed (the "Offering Closing Date").

2. The Offering size is expected to be U.S.$7,000,000 or such other amount as may be mutually agreed by the Company and the Agent, subject to receipt of any regulatory approval.

3. The Offering price will be U.S.$0.14 per Common Share, or such other amount as may be mutually agreed to by the Company and the Agent, subject to receipt of any regulatory approval.

4. The proceeds of the Offering shall comprise partial consideration for the purchase of 5,000,000 shares (the "GDI Shares") of General Diagnostics Inc. ("GDI") at a price of $2.00 per share, representing 23% of the issued and outstanding shares of GDI on a fully diluted basis to be completed by February 27, 2004 for a purchase price of U.S$10,000,000 in accordance with a share subscription agreement. Accordingly, the proceeds of the Offering (i.e., $7,000,000), shall be held in escrow by Goodman and Carr LLP, counsel to the Agent, or such other registered Canadian trust company as is agreed to by the parties from time to time acting reasonably (the "Escrow Agent") subject to (the "Escrow Release Conditions"):

the Company's registration statement for 50,000,000 Common Shares to be issued to the Purchasers pursuant to the Offering being declared effective and the delivery of such unrestricted registered shares (i.e., freely tradable) to Goodman and Carr LLP or the Escrow Agent on behalf of the Purchasers;

no material adverse change in the business of the Company (which includes GDI given the material nature of the acquisition to the Company); and

completion of all matters necessary to purchase the GDI Shares by the Company in accordance with the terms set forth herein, subject to any material modification of terms being approved by the Agent, save and except for the release from escrow of the proceeds of the Offering.

     In the event that the Company has not satisfied the Escrow Release Conditions on or before February 27, 2004, subject to the unilateral right of the Agent to extend such period until March 31, 2004 (the "Escrow Release Date"), the parties hereby acknowledge and irrevocably direct the Escrow Agent to return the proceeds of the Offering to the Agent without set-off or deduction and the contemplated Offering shall be terminated.

5. The Common Shares issued pursuant to the Offering shall be placed with the Escrow Agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be entered into between the Company and the Agent which will provide for the release and/or sale of the Common Shares as follows:

          (i) the Escrow Agent shall be directed to retain a licensed broker to be selected by the Agent to effect the sale of up to 4% of the aggregate number of Common Shares issued in each one week period until such time as the cumulative proceeds of sale from the Common Shares equals U.S.$8,500,000 (the "Sales Threshold"). The proceeds of sale shall be forthwith distributed on a weekly basis to the Purchasers in accordance with their proportionate holdings; and

          (ii) upon the Sales Threshold being achieved, no further sales of the Common Shares shall occur for the subsequent four month period (subject to the Company consummating a Business Combination (as

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

               defined below) whereupon the Common Shares shall be immediately released to the holders in accordance with their proportionate holdings), following which the Escrow Agent shall distribute the remaining Common Shares to the Purchasers in accordance with their proportionate holdings.

     For purposes herein, "Business Combination" means the entering into any merger, amalgamation, plan of arrangement, business combination, or any other transaction resulting in the sale of all or substantially all of the assets of the Company, where the shareholders of the Company prior to the transaction do not own a majority of the outstanding voting shares of the surviving corporation.

     The Escrow Agreement is for the benefit of the Company and Purchasers and accordingly, all costs associated with the establishment and maintenance of such arrangement shall be incurred by the Agent.

6. The issuance of the Common Shares and the acceptance of the subscriptions and the terms of the Agency Agreement shall be subject to approval by the Board of Directors of the Company.

7. The Company will make available on a timely basis to the Agent all corporate, business and operating records, and financial information, which the Agent reasonably requests in connection with the performance of its services hereunder and notify the Agent of any adverse change, or development that may lead to a material adverse change in the business, properties, operations or financial condition or prospects of the Company, during the term of this agreement. In addition, the Company will provide access to key officers, in order to permit a complete due diligence investigation of the business and affairs of the Company. All such records and information will be kept confidential and used by the Agent only in connection with the Offering.

8. Except as set forth below, the Company will not register with the Securities and Exchange Commission (the "SEC") nor announce the registration with the SEC of any of its common shares or other securities for a period of one hundred and eighty (180) days following the date of execution of this Agreement. This condition shall not apply to the issuance of registered shares pursuant to an acquisition by the Company or one of its affiliates or the issuance of securities to employees and consultants under existing option arrangements, including the Company's stock option plans and to holders of existing convertible or exchangeable securities of the Company or for additional financing unrelated to GDI, or other existing agreements of the Company, as disclosed to the Agent at such time as the Agency Agreement is executed. The Agent expressly consents to the registration of up to 30,000,000 common shares to be issued to Cornell Capital Corporation in connection with a $10 million equity line of credit. Nothing stated herein shall restrict the Company from issuing unregistered securities of the Company that are subject to a hold period of at least 12 months from the date of issuance thereof. In addition, the Company's executive officers and directors will enter into agreements on terms and conditions satisfactory to the Agent in which they will covenant and agree that they will not, for a period of one hundred of eighty (180) days following the date of execution of this Agreement, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any securities of the Company held by them, directly or indirectly, without first obtaining the written consent of the Agent, which consent will not be unreasonably withheld or delayed, or upon the occurrence of a take-over bid or similar transaction involving a change of control of the Company.

9. Subject to the terms of the escrow release on the Escrow Release Date of the Offering, the Company will pay the Agent a commission ("Commission") equal to 4% of the gross proceeds of the Offering, payable in cash upon closing of the Offering. In addition, at the Escrow Release Date of the Offering, the Company shall issue compensation shares (the "Compensation Shares") to the Agent as follows:

that number of freely tradable Common Shares as is equal to 5.6% of the aggregate number of Common Shares issued pursuant to the Offering (i.e., 2,800,000 Common Shares based on a proposed $7,000,000 of capital being raised at U.S.$0.14 per share); and

that number of restricted Common Shares as is equal to 6.47% of the aggregate number of Common Shares being issued pursuant to the Offering (i.e., 3,235,714 Common Shares based on a proposed U.S.$7,000,000 of capital being raised at U.S.$0.14 per share). Such shares shall contain a contractual legend restricting their resale for a period of twelve (12) months from the date of issuance thereof.

     The Company represents and warrants that no other commissions of any kind is being paid by the Company in connection with the Offering.

     The Agent may at its option invite other investment dealers into the syndicate at no additional cost to the Company if the dealer is acceptable to the Company, such approval not to be unreasonably withheld.

10. Within thirty (30) days of the Escrow Release Date as indicated in paragraphs 1 to 4 inclusive, to be extended at the option of the Agent for up to an additional period of sixty (60) days to obtain all necessary regulatory approval, the Agent will use its reasonable best efforts to complete a further private placement, to non-U.S. residents and to investors outside of the U.S., for proceeds of up to U.S.$5,000,000 (the "Additional Offering") at such price and terms to be negotiated by the parties, acting reasonably. In connection with the Additional Offering, the Company upon successful closing of this Additional Offering, will pay the Agent a further commission (the "Additional Commission") equal to 8.0% of the gross proceeds of the Additional Offering payable in cash upon closing of the Additional Offering. In addition, at the closing of the Additional Offering, the Company shall issue such number of compensation shares (the "Additional Compensation Shares") as is equal to 8.0% of the number of Common Shares issued pursuant to the Additional Offering. Such "Additional Offering" Compensation Shares shall contain a contractual legend restricting their resale for a period of twelve (12) months from the date of issuance thereof.

     The Company represents and warrants that no other Commission of any kind is being paid by the company in Connection with the Additional Offering.

11. The Company will make all necessary filings with, and take all necessary actions required by, applicable regulatory authorities under the applicable securities legislation of Canada and the U.S. with respect to the Offering.

12. Provided the Offering is completed in accordance with the terms set forth in Sections 1 to 4 herein, the Company will be responsible at the Escrow Release Date for all reasonable costs and expenses of the Agent in connection with the Offering including the reasonable fees and disbursements of counsel including counsel to the Agent, trust company fees, transfer agents fees, filing fees, listing fees, the costs and expenses of any securities or other filings required to be made in connection with the Offering and out-of-pocket expenses including all the Agent travel expenses in connection with the due diligence and marketing meetings. These fees are not to exceed U.S.$100,000 (excluding GST and disbursements). For greater certainty, if the Agent is successful in raising the full proceeds of the Offering within the time period specified in Section 1 hereof and either (i) the Agent terminates the Offering as a result of the Company's inability to satisfy the Escrow Release Conditions prior to the dates specified in Section 4 or (ii) the Company terminates the Offering for whatever reason, then the Company shall be responsible for the fees indicated in this Section.

13. As collateral for the Company's payment obligations set forth in Section 12 hereof, Brian J. MacDonald ("MacDonald"), Peter Hamilton ("Hamilton") and Kevin Birch ("Birch"), each of whom are insiders of the Company, hereby agree to pledge an aggregate of 3,000,000 Common Shares of the Company and deliver certificates representing these shares duly endorsed for transfer (the "Escrow Shares"), within five (5) business days from the execution of this Agreement, to Kirkpatrick & Lockhart LLP in escrow in accordance with the terms of an escrow agreement to be dated as of the date hereof (the "Escrow Agreement") between the parties. The Escrow Agreement will provide, among other things, that if the Company does not pay the fees and expenses set forth in Section 12 hereof in accordance with this agreement the Agent shall be entitled to realize upon the Escrow Shares and sell the Escrow Shares at any time and from time to time in order to pay such fees and expenses, on not less than three (3) business days advance written notice ("Realization Notice") sent to MacDonald, Hamilton and Birch's attention at the principal office of the Company as set forth herein. MacDonald, Hamilton and Birch shall have the right, exercisable at any time prior to the third (3rd) business day following receipt of a Realization Notice to redeem from escrow such number of Escrow Shares currently held by the Escrow Agent upon delivery of a certified cheque or wire transfer to the Agent in the amount of $0.03333 for each Escrow Share to be redeemed from escrow. Each of the parties agree to negotiate in good faith and enter into the Escrow Agreement contemporaneously with the execution of this Agreement.

14. The Company agrees to indemnify and save the Agent harmless in accordance with Schedule "A" included herein by reference and forming part of this Agreement.

15. If, after notification that the full proceeds of the Offering have been raised by the Agent within the timeframe indicated in accordance with
     Section 1 and the Company does not proceed with the Offering for whatever reason or the Agent does not complete the Offering due to the Company failing to satisfy the Escrow Release Conditions and, in the event the Company enters into an Alternative Transaction with GDI within three (3) months of the signing of this agreement, then the Company shall pay to the Agent a fee equal to the Agent's cash and share commission contemplated in
     Section 9 (based on the full amount of the Offering), together with all of the Agent's expenses and disbursements as described in Section 12. An "Alternative Transaction" means any issuance of securities of the Company (other than issuances of securities permitted in Section 8 above) or the entering into of an agreement to complete a business transaction involving GDI and the Company or any of its subsidiaries, including without limitation, a merger, amalgamation, arrangement, reorganization, joint venture, or the entering into of an agreement to complete a sale of all or substantially all assets of the Company, or an exchange of assets of the Company with another company related GDI, or the entering into of any agreement to complete a similar transaction that would (except as outlined above) involve an increase of 5% or more of the Company's outstanding
     Common Shares calculated on a fully-diluted basis for the purposes of completing a transaction with GDI.

16. The Agent may terminate this letter agreement by notice in writing to the Company at any time if: (i) there is in the sole opinion of the Agent a material adverse change or a change in material fact or a new material fact shall arise which would be reasonably expected to have a material adverse effect on the business, affairs or profitability of the Company or on the market price or value of the Common Shares or other securities of the Company; (ii) the state of the financial markets is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer the Common Shares for sale; (iii) there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation, which in the sole opinion of the Agent adversely affects or may adversely affect the financial markets or the business, affairs or profitability of the Company or on the market price or value of the Common Shares or other securities of the Company; (iv) there is an enquiry or investigation (whether formal or informal) in relation to the Company or any one of the Company's directors or officers; (v) any order to cease trading in the securities of the Company is made by a competent securities regulatory authority; (vi) the Company is in breach of a term, condition, or covenant of this letter agreement or of the Agency Agreement or any representation or warranty given by the Company in the Agency Agreement is or becomes false; or (vii) the Agent, in its sole opinion is not satisfied with its due diligence investigations. This Agreement shall automatically terminate if the Offering has not been completed by March 31, 2004.

17. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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

18. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this letter agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained therein.

19. This Agreement may be delivered by facsimile and may be signed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

20. It is understood that this Agreement is not an agency agreement but is evidence of the understanding between us related to the Offering, provided that Sections 12, 13, 14, 15 and Schedule "A" shall be binding and remain in full force and effect. The pricing and the Agent's ability to successfully market the Offering will be contingent upon several factors including market conditions at the time of the Offering and the completion of satisfactory due diligence by the Agent or its representatives.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Yours very truly,

PANFIN EQUITY CORP.



Per:
      --------------------------------------------
      Gordon Berger
      President

Agreed and accepted this ______ day of November, 2003


ACTIVECORE TECHNOLOGIES INC.



Per:
      --------------------------------------------
      Brian J. MacDonald
      Chairman and Chief Executive Officer

The provisions of Section 13 hereof are agreed and accepted by each of the parties below as of this ____ day of November, 2003.

SIGNED, SEALED AND DELIVERED      )
         in the presence of       )
                                  )
                                  )
                                  )
---------------------------------          -------------------------------------
WITNESS                                    BRIAN J. MACDONALD


SIGNED, SEALED AND DELIVERED      )
         in the presence of       )
                                  )
                                  )
                                  )
---------------------------------          -------------------------------------
WITNESS                                    PETER HAMILTON


SIGNED, SEALED AND DELIVERED      )
         in the presence of       )
                                  )
                                  )
                                  )
---------------------------------          -------------------------------------
WITNESS                                    KEVIN BIRCH

                                  SCHEDULE "A"

ActiveCore Technologies Inc. (the "Indemnitor") hereby agrees to indemnify and hold the Panfin Equity Corp. and/or any of its affiliates and subsidiaries (collectively, the "Agent") and each and every one of the directors, officers, employees, consultants and shareholders of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, joint or several (including the aggregate amount paid in settlement of any actions, suits, proceedings or claims and the fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent) to which the Agent and/or any Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and any Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

     (i) the Agent or any Personnel has been negligent or dishonest or has committed any fraudulent act or engaged in wilful misconduct in the course of such performance or has breached any material provision of this Agreement; and

     (ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed were caused by the negligence, dishonesty, fraud, wilful misconduct or material breach of Agreement referred to in (i).

The Indemnitor hereby agrees to waive any right it may have of first requiring the Agent and/or any Personnel to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming under this indemnity, provided however that the Agent will assign and perform all duties required for the indemnitor to act on its behalf to proceed against or enforce any other right, power, remedy, security or claim payment from any other person.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agent and/or any Personnel or insufficient to hold any of them harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent and/or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand, but also the relative fault of the Indemnitor and the Agent, as well as any other relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the consideration received by the Agent pursuant to the attached letter agreement.

The Indemnitor agrees that in case (i) any legal proceeding shall be brought against the Indemnitor and/or the Agent or any Personnel by any governmental commission or regulatory authority or any stock exchange; or (ii) an entity having regulatory authority, either domestic or foreign, shall investigate the

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

Indemnitor and/or the Agent, and any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by Personnel in connection therewith on a per diem basis based on normal consulting fees) and out-of-pocket expenses incurred by Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly, and in any event within seven (7) days following receipt of notice of the commencement of any legal proceeding against the Agent or any Personnel or after receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and the Indemnitor shall undertake the investigation and defence thereof on behalf of the Agent and/or any Personnel, as applicable, including the prompt employment of counsel reasonably acceptable to the Agent or the applicable Personnel affected and the payment of all reasonable expenses. Failure by the Agent to so notify the Indemnitor shall not relieve the Indemnitor of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the Indemnitor or material impairment of its substantive rights or defences. The Indemnitor shall, throughout the course of any investigation as contemplated herein, provide copies of all relevant documentation to the Agent, will keep the Agent advised of the progress thereof and will discuss with the Agent all significant actions proposed and vice-versa.

No admission of liability and no settlement of any action shall be made without the prior written consent of the Indemnitor and the Agent or the Personnel affected, such consent not to be unreasonably withheld or delayed.

Notwithstanding that the Indemnitor shall undertake the investigation and defence of any action, the Agent or the Personnel affected shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Agent or the Personnel affected unless (a) employment of such counsel has been authorized by the Indemnitor; (b) the Indemnitor shall not have assumed the defence of the action within a reasonable period of time after receiving notice of the action; (c) the named parties to any such action include both the Indemnitor and the Agent or any Personnel and the Agent or the affected Personnel shall have been advised by counsel that there may be a conflict of interest between the Indemnitor and the Agent or the affected Personnel, as the case may be; or (d) there are one or more legal defences available to the Agent or the affected Personnel which are different from or in addition to those available to the Indemnitor.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Agent and the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any Personnel. The Indemnitor constitutes the Agent as trustee for the other indemnified parties as contemplated herein of the covenants of the Indemnitor under this Schedule "A" and the Agent hereby agrees to accept such trust and to hold and enforce such covenants on behalf of such persons. The foregoing provisions shall survive the completion of professional services rendered under the letter to which this is attached or any termination of the authorization given by the letter to which this is attached.

Agreed and accepted this day of November, 2003.

ACTIVECORE TECHNOLOGIES INC.



Per:
      --------------------------------------------
      Brian J. MacDonald
      Chairman and Chief Executive Officer


PANFIN EQUITY CORP.



Per:
      --------------------------------------------
      Gordon Berger
      President

                                  SCHEDULE "B"

                          ACTIVECORE TECHNOLOGIES INC.
                                   TERM SHEET
                                PRIVATE PLACEMENT

ISSUER:                                ActiveCore Technologies Inc. (the "Company")

LISTING:                               "TALL" on the U.S. over-the-counter market

OFFERED SECURITIES:                    Up  to  50,000,000  common shares of  the Company
                                       (the "Common Shares")

OFFERING SIZE:                         U.S. $7,000,000, subject to regulatory approval

OFFERING PRICE:                        U.S. $0.14 per Common Share

RESALE RESTRICTIONS:                   Common  Shares   shall   be    unrestricted   and
                                       registered on the Escrow Release Date.

LOCK-UP:                               For the executive  officers  and directors of the
                                       Company,  180 days  following the Escrow  Release
                                       Date

USE OF PROCEEDS:                       To comprise  partial  consideration  for purchase
                                       of 23% of the  issued and  outstanding  shares of
                                       Genetic Diagnostics Inc. ("GDI").

ESCROW OF PROCEEDS:                    The proceeds of  the Offering (i.e., $7,000,000),
                                       shall be held in escrow by Goodman  and Carr LLP,
                                       counsel  to the Agent,  or such other  registered
                                       trust company as is agreed to by the parties from
                                       time  to  time  acting  reasonably  (the  "Escrow
                                       Agent")   subject   to   (the   "Escrow   Release
                                       Conditions"):

                                       (i)   the Company's  registration  statement  for
                                             50,000,000  Common  Shares  to be issued to
                                             the  purchasers  pursuant  to the  Offering
                                             being  declared  effective  (i.e.,   freely
                                             tradable)   and   the   delivery   of  such
                                             registered  shares to Goodman  and Carr LLP
                                             or  the  Escrow  Agent  on  behalf  of  the
                                             Purchasers;

                                       (ii)  no  material adverse change in the business
                                             of the Company  (which  includes  GDI given
                                             the material nature of this  acquisition to
                                             the Company); and

                                       (iii) completion  of  all  matters  necessary  to
                                             purchase  the GDI Shares by the  Company in
                                             accordance with the terms set forth herein,
                                             save and except for the release from escrow
                                             of the proceeds of the Offering.

                                       In the event that the Company  has not  satisfied
                                       the  Escrow  Release   Conditions  on  or  before
                                       February  27,  2004,  subject  to the  unilateral
                                       right of the Agent to extend  such  period  until
                                       March 31, 2004 (the "Escrow Release  Date"),  the

                                       parties hereby acknowledge and irrevocably direct
                                       the Escrow  Agent to return the  proceeds  of the
                                       Offering  to  the  Agent  and  the   contemplated
                                       Offering shall be terminated.

CONTRACTUAL RESALE RESTRICTIONS:       The Common Shares issued pursuant to the Offering
                                       shall be placed with the Escrow Agent pursuant to
                                       the terms of an  escrow  agreement  (the  "Escrow
                                       Agreement")   to  be  entered  into  between  the
                                       Company and the Agent which will  provide for the
                                       release  and/or  sale  of the  Common  Shares  as
                                       follows:

                                       (i)   the  Escrow  Agent  shall  be  directed  to
                                             retain a licensed  broker to be selected by
                                             the Agent to effect the sale of up to 4% of
                                             the  aggregate   number  of  Common  Shares
                                             issued in each one week  period  until such
                                             time  as the  cumulative  proceeds  of sale
                                             from    the    Common     Shares     equals
                                             U.S.$8,500,000 (the "Sales Threshold"). The
                                             proceeds   of  sale   shall  be   forthwith
                                             distributed   on  a  weekly  basis  to  the
                                             Purchasers   in   accordance   with   their
                                             proportionate holdings; and

                                       (ii)  upon the Sales Threshold being achieved, no
                                             further  sales of the Common  Shares  shall
                                             occur for the subsequent  four month period
                                             (subject  to  the  Company  consummating  a
                                             Business  Combination  (as  defined  below)
                                             whereupon   the  Common   Shares  shall  be
                                             immediately  released  to  the  holders  in
                                             accordance    with   their    proportionate
                                             holdings), following which the Escrow Agent
                                             shall   distribute  the  remaining   Common
                                             Shares to the Purchasers in accordance with
                                             their proportionate holdings.

                                       For purposes herein, "Business Combination" means
                                       the entering into any merger, amalgamation,  plan
                                       of  arrangement,  business  combination,  or  any
                                       other transaction resulting in the sale of all or
                                       substantially  all of the assets of the  Company,
                                       where the  shareholders  of the Company  prior to
                                       the  transaction  do not  own a  majority  of the
                                       outstanding   voting   shares  of  the  surviving
                                       corporation.

MINIMUM SUBSCRIPTION:                  Ontario                         No  minimum,
                                       (by "accredited investors"):    pursuant to OSC
                                                                       Rule 45-501

                                       Outside North America:          No minimum

COMPENSATION:                          A commission of 4.0% of the gross proceeds raised
                                       is payable in cash at closing.  In  addition,  at
                                       the closing of the  Offering,  the Company  shall
                                       issue  to  the  Agent   compensation   shares  as
                                       follows:   (i)  that   number   of   unrestricted
                                       registered  Common  Shares as is equal to 5.6% of
                                       the Offered  Securities;  and (ii) that number of
                                       restricted  Common Shares as is equal to 6.47% of
                                       the  Offered  Securities,  with  such  restricted
                                       Common  Shares  containing a  contractual  legend
                                       preventing  their  resale  for a period of twelve
                                       (12) months from the date of issuance thereof.

CLOSING DATE:                          On November 28, 2003  or  such  date  as mutually
                                       agreed

ADDITIONAL OFFERING:                   Up to  U.S.$5,000,000  to non-U.S.  residents and
                                       investors outside the United States at such price
                                       and  terms as to be  negotiated  by the  parties,
                                       acting   reasonably.   In  connection   with  the
                                       Additional  Offering,  the  Company  will pay the
                                       Agent a further  commission  equal to 8.0% of the
                                       gross proceeds of the Additional Offering payable
                                       in cash at  closing  and  issue  such  number  of
                                       compensation  shares  as is  equal to 8.0% of the
                                       number of Common  Shares  issued  pursuant to the
                                       Additional  Offering,  such  shares to  contain a
                                       contractual legend restricting their resale for a
                                       period of  twelve  (12)  months  from the date of
                                       issuance thereof.

AGENT:                                 Panfin Equity Corp.
